EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

Colonial Bank, N.A., a national association

Colonial Brokerage, Inc., a Delaware Corporation

Colonial Capital II, a Delaware Business Trust

Colonial Capital Trust III, a Delaware Business Trust

Colonial Capital Trust IV, a Delaware Business Trust

MBI Capital Trust I, a Delaware Business Trust

FFLC Statutory Trust I, a Delaware Business Trust

P.C.B. Statutory Trust I, a Connecticut Business Trust

P.C.B. Statutory Trust II, a Connecticut Business Trust

Colonial Crabapple, LLC, a Georgia Limited Liability Company (60% owned subsidiary)

Crabapple White Columns Development, LLC, a Georgia Limited Liability Company (24% owned subsidiary)

CB Habersham, LLC, a Georgia Limited Liability Company (45% owned subsidiary)

CB Habersham II, LLC, a Georgia Limited Liability Company (45% owned subsidiary)

CB Dogwood, LLC, a Georgia Limited Liability Company (45% owned subsidiary)

Colonial Deerfield, LLC, a Georgia Limited Liability Company (60% owned subsidiary)

CD Lake Deerfield, LLC, a Georgia Limited Liability Company (45% owned subsidiary)

Colonial Mead, LLC, a Georgia Limited Liability Company (60% owned subsidiary)

Lake Avenue Associates, LLC, a Georgia Limited Liability Company (36% owned subsidiary)

CD Peachtree Corners, LLC, a Georgia Limited Liability Company (50% owned subsidiary)

Peachtree Hills Place, LLC, a Georgia Limited Liability Company (18.75% owned subsidiary)

MCOL Development One, L.P., a Georgia Limited Partnership (80% owned subsidiary)

MCOL Land Development II, L.P., a Georgia Limited Partnership (80% owned subsidiary)

BP Hwy 10 San Antonio, Ltd, a Texas Limited Partnership (50% owned subsidiary)

MCOL Development Three, L.P., a Georgia Limited Partnership (80% owned subsidiary)

MCOL Development Four, L.P., a Georgia Limited Partnership (80% owned subsidiary)

BP 395 Nashville, Ltd, a Texas Limited Partnership (45% owned subsidiary)

Denton 1385 Partners, L.P., a Texas Limited Partnership (50% owned subsidiary)